UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2020

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	EYEG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2020, the Board of Directors (the “Board”) of EyeGate Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Keith Maher, M.D. as a Class III director of the Company to fill the vacancy created by the previously disclosed resignation of Peter Greenleaf as a member of the Board. Dr. Maher’s appointment was effective as of January 10, 2020, and he will serve in office until the 2021 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier resignation or removal.

Keith Maher, M.D. has worked at Armistice Capital covering healthcare since 2019. From 2013 through 2018, Dr. Maher served as the North American healthcare analyst for Schroder Investment Management. Prior to joining Schroder, Dr. Maher held senior roles at Omega Advisors, Gracie Capital and Paramount BioCapital. Prior to joining Paramount, Dr. Maher was a Managing Director at Weiss, Peck & Greer (WPG) Investments. He joined WPG from Lehman Brothers, where he worked as an equity research analyst covering medical device and technology companies. Dr. Maher has served on the board of directors of Vaxart, Inc., a Nasdaq-listed clinical stage company developing tablet vaccines, since November 2019. Dr. Maher completed his clinical training in medicine at the Mount Sinai Medical Center in New York City and earned an MBA from Northwestern University’s Kellogg Graduate School of Management.

Dr. Maher will not receive compensation for his services as a member of the Board in light of his position with Armistice Capital, which beneficially owns approximately 50% of the Company’s common stock assuming conversion of the 4,092 shares of Series C Convertible Preferred Stock held by an affiliate of Armistice Capital. Dr. Maher is serving on the Board in connection with his duties at Armistice Capital, but there is no other arrangement or understanding between Dr. Maher, Armistice Capital and any other persons pursuant to which Dr. Maher was appointed as a member of the Board. Dr. Maher does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer.

As previously disclosed, on September 29, 2019, the Company completed a private placement of 600,000 shares of the Company’s common stock and warrants to purchase 600,000 shares of common stock, all of which were issued and sold to an affiliate of Armistice, for aggregate gross proceeds of $1.875 million (the “Offering”). Other than the Offering, there are no transactions in which Dr. Maher has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: January 10, 2020